EXHIBIT 21


                                SUBSIDIARIES


                              Percent     State or other jurisdiction of
Name                           Owned      Incorporation or organization
-------------------------     -------     ------------------------------

InfiNet Systems, LLC *         100%       Delaware

FTG Venture Corporation *      100%       Delaware

--------------------
*     inactive.


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